Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) and release of claims is made and entered into as of February 23, 2015, (the “Effective Date”) by and among the following parties: LONZA GROUP, LTD. (“LONZA GROUP”), LONZA AMERICA, INC. (“LAI”), LONZA WALKERSVILLE, INC. (“LWI”) (collectively “Lonza”) and AMARANTUS BIOSCIENCE HOLDINGS, INC., individually and as successor to and on behalf of REGENICIN, INC. (“Amarantus”), and REGENICIN, INC. (“REGENICIN”) (Lonza, Amarantus, and Regenicin collectively referred to herein as the “Parties”).

WHEREAS, through its subsidiary, Cutanogen Corporation (“Cutanogen”), LWI is involved in the development of an engineered-skin-substitute referred to at various times as “CSS”, “ESS” and/or “PermaDerm”) (collectively herein referred to as “Product”); and

WHEREAS, on or about July 21, 2010, LWI entered into a Know-How License and Stock Purchase Agreement (“Know-How License”) with Regenicin pursuant to which LWI granted Regenicin a license to use certain proprietary Product-related know-how for purposes of obtaining approval by the Food and Drug Administration, after which Regenicin and LWI would enter into a stock purchase agreement enabling Regenicin to acquire Cutanogen; and

WHEREAS, on or about September 30, 2013, Regenicin commenced an action in the Superior Court of Fulton County entitled, Regenicin, Inc. v. Lonza Walkersville, Inc., Lonza Group, Ltd. And Lonza America, Inc., Case No. 2013-CV-237150, which action was removed to the United States District Court for the Northern District of Georgia, Case No. 1:13-cv-3596, and thereafter transferred to the United States District Court for the District of New Jersey, Case No. 1:13-cv-3596 (the “Action”); and

WHEREAS, in the Action, Regenicin has asserted numerous claims (the “Claims”) against Lonza, all of which such Claims Lonza denies and reject as wholly without merit; and

WHEREAS, Lonza further intends to file numerous counterclaims against Regenicin in the Action (the “Counterclaims”); and

WHEREAS, on or about November 19, 2014, Amarantus entered into an asset purchase agreement with Regenicin (the “Amarantus-Regenicin APA”) pursuant to which Amarantus has now acquired, inter alia, all of Regenicin’s rights, title and claims related to the Action, including but not limited to the Claims, and any and all claims Regenicin had or may have had to Lonza’s and/or Cutanogen’s intellectual property, manufacturing rights, licensing rights and know-how technology; and

WHEREAS, Amarantus, Regenicin and Lonza, now desire to settle the Action and all Claims and Counterclaims relating to the Action on the terms and conditions set forth in this Settlement Agreement; and

WHEREAS, Amarantus is fully-authorized, pursuant to the Amarantus-Regenicin APA, to enter into this Settlement Agreement and bind Regenicin to the terms and conditions set forth herein and Regenicin expressly acknowledges Amarantus’ authority to bind Regenicin to the terms of this Settlement Agreement .

NOW, THEREFORE, in consideration of the mutual agreements and undertakings of the Parties set forth below, the Parties, intending to be legally bound, agree and covenant as follows:

1.          Dismissal of Action. On or before February 26, 2015, the Parties, by and through their counsel of record, shall sign and file the Stipulation of Dismissal with Prejudice attached hereto as Exhibit “A” and, in doing so, shall cause the Action, including all Claims and Counterclaims that were asserted, or could have been asserted therein, to be dismissed with prejudice.

2.          Authority to Bind. Each of the Parties represents that its undersigned representative is fully authorized to enter into and bind it under this Settlement. Moreover, Amarantus hereby represents and warrants that it is fully-authorized, pursuant to the Amarantus-Regenicin APA, to enter into this Settlement Agreement and bind Regenicin to the terms and conditions set forth herein including, but not limited to, the Mutual Release set forth in Section 3 and the Dismissal of the Action set forth in Section 1 hereof.

3.          Mutual Release. In consideration of and subject to the promises made in this Settlement Agreement, Lonza, Regenicin and Amarantus, individually and together on behalf of their respective direct and indirect parent and subsidiary companies, affiliates, predecessors (including Regenicin as a predecessor to Amarantus), successors, assigns, and each of their respective past and present officers, directors, stockholders, employees, agents, heirs, executors, administrators, insurers, attorneys, and consultants, and all persons or entities taking by, through, or under them (each an “Affiliate” and collectively, “Affiliates”), hereby release, acquit, covenant not to sue and forever discharge each other and each other’s Affiliates, and their or their Affiliates’ respective directors, officers, employees, agents, attorneys, insurers, aliases, affiliates and consultants, of and from any and all claims, counterclaims, demands, judgments, liabilities, damages, costs, including attorneys’ fees, losses, accounts, bonds, bills, covenants, contracts, agreements, promises, complaints, and causes of action of whatever kind or character, whether known or unknown, at law or in equity, which Lonza, Amarantus and/or Regenicin have, may have, ever had, or may in the future have against each other arising from or related to the Action, including all Claims and Counterclaims that were asserted or could have been asserted therein. This Mutual Release expressly includes, but is not limited to any claims, whether known or unknown, asserted or unasserted, relating to, (i) the Know-How License, and/or (ii) Regenicin’s claim of right, title, interest in and/or ownership of Cutanogen and/or the Product, (iii) the Know-How License and Stock Purchase Agreement, dated June 30, 2009, between LWI and Vectoris Pharma LLC (the “Vectoris Agreement”) and/or (iv) claims relating to Lonza’s and/or Cutanogen’s intellectual property, manufacturing rights and know-how technology; (v) claims related to Lonza’s right to any payments due from Regenicin; and/or (vi) claims for attorneys’ fees and/or costs relating to the Action, to Regenicin’s Offer of Judgment filed in the Action and/or relating to the negotiation and/or settlement of the Action. Notwithstanding the foregoing, the Mutual Release set forth herein shall not include any claims Amarantus or Lonza may have pursuant to the Option Agreement between Amarantus and Lonza, as amended (the “Option Agreement”).

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4.          Indemnification. Amarantus shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Lonza and each and every Lonza Affiliate, of, from and against any and all suits, actions, legal or administrative proceedings, claims, liens, demands, damages, liabilities, losses, costs, fees (including expert and attorney’s fees) and costs of investigation, litigation, settlement and judgment (“Indemnity Claims”) directly or indirectly arising out of or related in any way to (1) the actual or alleged breach of Amarantus’ representations, warranties or covenants contained in this Settlement Agreement; (2) Lonza’s or any Lonza Affiliate’s relationship with Regenicin or any Regenicin alias or Affiliate including but not limited to: Regenicin Research of Georgia, LLC, Vectoris Pharma LLC, PharmaDerm, LLC, McCoy Enterprises and/or Randall McCoy individually; (2) the Know-How License and/or the Vectoris Agreement and/or any services provided thereunder, respectively; and/or (3) any actions or inaction by Regenicin relating to Cutanogen or the Product; and/or (4) statements, representations, filings, press releases or assertions made by Regenicin and/or Regenicin’s Affiliates regarding the Product and/or Lonza. Amarantus, at its expense, shall assume control of the defense and resolution of any Indemnity Claim using legal counsel approved by Lonza and shall keep Lonza fully and timely informed of the progress of such defense and resolution. Lonza shall have the right to retain independent legal counsel and monitor such Indemnity Claim’s defense and resolution and Amarantus and its counsel shall fully cooperate with Lonza and its legal counsel in providing any information as they may request. If both Amarantus and Lonza are named parties in any Indemnity Claim and representation of both by the same legal counsel would be inappropriate due to the actual or potential conflict of interests, then Lonza, at Amarantus’ expense, shall have the right to be represented by separate counsel of Lonza’s choosing. If Lonza, in its sole discretion, determines that Amarantus has failed to (i) defend an Indemnity Claim to Lonza’s satisfaction or (ii) take timely and reasonable steps to resolve an Indemnity Claim, Lonza shall have the right, but not the obligation, to assume control of the defense and resolution of such Indemnity Claim, and Amarantus shall be bound by the results obtained by Lonza with respect to the Indemnity Claim. Amarantus shall not confess judgment or settle, compromise or resolve any Indemnity Claim without the written consent of Lonza.

4.          Attorneys’ Fees and Costs: Each of the Parties shall bear its own costs and expenses (including attorneys’ fees) in connection with the Action, and the negotiation and drafting of this Settlement Agreement. In the event that it shall be necessary for the Parties to initiate any action to enforce any of the terms or provisions contained in this Settlement Agreement, the prevailing party in any such action shall be entitled to its reasonable costs and attorneys’ fees.

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5.          No Admission of Liability: This Settlement Agreement shall not be construed as an admission of liability by any of the Parties as to any Claims or Counterclaims. The Parties acknowledge and agree that they have entered into this Settlement Agreement merely to avoid the uncertainty and expense of continued litigation.

6.          Further Assurances: The Parties agree to deliver promptly and to execute promptly any documents reasonably necessary to the consummation of the Settlement Agreement, and to do such further acts and things as may be necessary to carry out the intent and purposes of this Settlement Agreement.

7.          Integration: This Settlement Agreement constitutes the entire agreement between the Parties regarding the subject matter of this Settlement Agreement, and, except where otherwise so stated in this Settlement Agreement, it supersedes any and all prior representations, commitments, covenants, warranties, statements, discussions, negotiations, understandings, or agreements, either oral or written, express or implied, regarding the subject matter of this Settlement Agreement; provided, however, that this Settlement Agreement shall not supersede the Option Agreement.

8.          Severability: If any term or provision of this Settlement Agreement, or the application thereof to either Party, shall, to any extent, be invalid or unenforceable, the remainder of this Settlement Agreement, or the application of such term or provision to either Party, other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Settlement Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.          Consultation With Counsel: The Parties represent that they have read and understand the meaning and effect of this Settlement Agreement and that they have had an opportunity to consult with an attorney before executing this Settlement Agreement.

10.         Mutual Preparation: The Parties agree that neither Party shall be deemed to have drafted this Settlement Agreement. This Settlement Agreement is the product of the collaborative effort of the Parties and their counsel. This Settlement Agreement shall not be construed against either Party on the basis that it is the author of or is otherwise responsible for any of the language of this Settlement Agreement.

11.          No Modification or Amendment: No modification or amendment of this Settlement Agreement shall be valid or enforceable unless agreed to in a writing signed by each Party.

12.         No Waiver. There shall be no waiver of any term or condition absent an express writing to that effect by the Party to be charged with that waiver. No waiver of any term or condition in this Settlement Agreement by any Party shall be construed as a waiver of a subsequent breach or failure of the same term or condition, or waiver of any other term or condition of this Settlement Agreement.

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13.         Governing Law and Forum Selection. This Settlement Agreement shall be interpreted, enforced and governed by the laws of the State of New Jersey without regard to principles of conflict of laws. Any and all claims relating to or arising out of this Settlement Agreement shall be brought in a state or federal court in New Jersey and the Parties hereby consent to submit themselves to the jurisdiction of such court.

14.         Non-Disclosure. No Party shall make any disclosure to any third parties regarding the Action, Claims, Counterclaims, or this Settlement Agreement except to the extent mutually-agreed upon by the Parties in advance of disclosure. This provision shall not prevent any person including the Parties, from providing testimony, other evidence, or documents if that person is required to do so by applicable law, rule or regulation of a governmental authority or self-governing organization, or otherwise by or in connection with legal process.

15.         Specific Performance.  The Parties acknowledge and agree that each Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that (a) each of the Parties shall be entitled to specific performance of this Agreement and its terms and provisions in any action instituted in accordance with this Agreement and to an injunction to prevent breaches or threatened breaches of this Agreement; (b) no Party shall plead in defense for any such relief that there would be an adequate remedy at law; (c) any applicable right or requirement that a bond be posted by either party is waived; and (d) such remedies shall not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

16.         Counterparts: This Settlement Agreement may be executed in multiple counterparts, and each executed counterpart shall have the same force and effect as an original instrument, as if each of the Parties to each counterpart had signed the same instrument. A facsimile or scanned PDF file copy of a signature to this Settlement Agreement shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, and having read and understood all of the terms and conditions of this Settlement Agreement, the Parties have caused this Settlement Agreement to be executed as of the Effective Date.

LONZA GROUP, LTD

By:
Name:
Title:

By:
Name:
Title:

LONZA AMERICA, INC.

By:
Name:
Title:

LONZA WALKERSVILLE, INC.

By:
Name:
Title:

AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:
Name:
Title:

REGENICIN, INC., by its successor
AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:
Name:
Title:

REGENICIN, INC.

By:
Name: Randall McCoy
Title:

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EXHIBIT A

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IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEW JERSEY

REGENICIN, INC.	:
:
Plaintiff,	:
	:	CIVIL ACTION NO.
vs.	:	14-cv-2775
:
LONZA WALKERSVILLE, INC.,	:
LONZA GROUP, LTD., LONZA	:
AMERICA, INC.	:
Defendants.	:

STIPULATION OF DISMISSAL WITH PREJUDICE

Plaintiff, Regenicin, Inc. and Defendants, Lonza Walkersville, Inc., Lonza Group, Ltd. and Lonza America, Inc. (“Defendants”), pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), hereby file this Stipulation of Dismissal with Prejudice, dismissing all claims with prejudice in the above-styled action. Each of the parties shall bear their own costs and expenses of this action.

STIPULATED TO this ___ day of _____________, 201_.

Ronald A. Giller	Janeen Olsen Dougherty
Michael T. Miano	Grey Street Legal, LLC
Gordon & Rees, LLP	356 N. Pottstown Pike, Ste 200
18 Columbia Turnpike	Exton, PA 19341
Suite 220	Telephone: (610) 594-4737
Florham Park, NJ 07932	Facsimile: (610) 594-4733
Telephone: (973) 549-2500	Janeen.Dougherty@greystreetlegal.com
Facsimile: (973) 377-1911	Attorney for Defendants
griller@gordonrees.com
mmiano@gordonrees.com	.
Attorney for Plaintiff

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SO ORDERED:

JOSEPH E. IRENAS, U.S.D.J.

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